                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION
This statement on Form 4 is filed by Friedman Fleischer & Lowe Capital Partners,
LP, FFL Executive Partners, LP, Tully M. Friedman and Christopher A. Masto.
Name:                            FFL Executive Partners, LP
Address:                         c/o Friedman Fleischer & Lowe
                                 One Maritime Plaza, 10th Floor
                                 San Francisco, CA 94111
Designated Filer:                Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:          Tempur-Pedic International Inc. [TPX]
Date of Earliest Transaction Required to be Reported:  December 6, 2004

FFL EXECUTIVE PARTNERS, LP
By:/s/Christopher A. Masto
   ------------------------------
Name: Christopher A. Masto
Title: Managing Member
      Freidman Fleischer & Lowe GP, LLC
      General Partner
Name:                            Tully M. Friedman
Address:                         c/o Friedman Fleischer & Lowe
                                 One Maritime Plaza, 10th Floor
                                 San Francisco, CA 94111
Designated Filer:                Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:          Tempur-Pedic International Inc. [TPX]
Date of Earliest Transaction Required to be Reported:  December 6, 2004
/s/ Tully M. Friedman
---------------------------------
Tully M. Friedman

Name:                            Christopher A. Masto
Address:                         c/o Friedman Fleischer & Lowe
                                 One Maritime Plaza, 10th Floor
                                 San Francisco, CA 94111
Designated Filer:                Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:          Tempur-Pedic International Inc. [TPX]
Date of Earliest Transaction Required to be Reported:  December 6, 2004

/s/ Christopher A. Masto
---------------------------------
Christopher A. Masto

                                                                    Exhibit 99.2

Notes to Footnote 1:
The shares of Common Stock ("Common Stock") described in this Form 4 are held by
Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP
(collectively, the "Friedman Fleischer & Lowe Funds") in the amounts set forth below. An allocation of shares is listed below for each transaction described herein. The Friedman Fleischer & Lowe Funds are each controlled by Friedman
Fleischer & Lowe GP, LLC, their general partner. Accordingly, Friedman Fleischer
& Lowe Capital Partners, LP and FFL Executive Partners, LP may be deemed to beneficially own each other's shares of Common Stock. Tully M. Friedman and
Christopher A. Masto are, respectively, Senior Managing Member and Managing
Member of Friedman Fleischer & Lowe GP, LLC, and may be deemed to beneficially own the shares of Common Stock owned by the Friedman Fleischer & Lowe Funds. The reporting persons disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.
Holder                           Shares of Common       Shares of Common Stock
                                 Stock Sold, 12/6/04    Directly Owned Following
                                                                            Sale
--------------------------------------------------------------------------------
Friedman Fleischer & Lowe        477,026                16,529,385
Capital Partners, LP
FFL Executive Partners, LP       8,629                  299,018